Exhibit T3A.50

Secretary of State Corporations Section James K. Polk Building, Suite 1800 Nashville, Tennessee 37243-0306	DATE: 09/25/96 REQUEST NUMBER: 3220-2646 TELEPHONE CONTACT: (615) 741-0537 FILE DATE/TIME: 09/24/96 1042 EFFECTIVE DATE/TIME: 09/24/96 1042 CONTROL NUMBER: 0318352

TO:
SHUMACKER & THOMPSON
ONE PARK PL
6148 LEE HWY
CHATTANOOGA, TN 37421

RE:

MONTGOMERY PARTNERS, L.P.
CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIP

CONGRATULATIONS UPON THE FILING OF THE ATTACHED LIMITED PARTNERSHIP, PURSUANT TO THE TENNESSEE REVISED UNIFORM PARTNERSHIP ACT, WITH AN EFFECTIVE DATE AS INDICATED ABOVE.

WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CONTROL NUMBER GIVEN ABOVE.

PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE RECORDED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A LIMITED PARTNERSHIP HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FOR: CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIP		ON DATE: 09/23/96
		FEES
FROM:	RECEIVED:	$50.00	$0.00
SHUMACKER & THOMPSON (LEE HIGHWAY) ONE PARK PLACE 6148 LEE HIGHWAY	TOTAL PAYMENT RECEIVED:		$50.00
CHATTANOOGA, TN 37421-0000		RECEIPT NUMBER:	00002012818
		ACCOUNT NUMBER:	00002907

RILEY C. DARNELL
SECRETARY OF STATE

FILED	Book 4757 Page 947

STATE OF TENNESSEE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MONTGOMERY PARTNERS, L.P.

Pursuant to the provisions of Section 61-2-201 of the Tennessee Revised Uniform Limited Partnership Act, the undersigned general partner hereby submits the following Certificate of Limited Partnership:

I.

The name of the partnership is:     Montgomery Partners, L.P.

II.

The street address and zip code of the partnership's initial registered office in the state of Tennessee is:

Suite 500, One Park Place 701 Market Street Chattanooga, Hamilton Co., TN 37402-4800

III.

The name of the registered agent to be located at the address listed in Item II, is:

Everett L. Hixson

IV.

The street address and zip code of the principal office of the partnership is:

Suite 300, One Park Place 6148 Lee Highway Chattanooga, Tennessee 37421

V.

The name and business address of the partnership's sole general partner is:

CBL/GP VI, Inc. Suite 300, One Park Place 6148 Lee Highway Chattanooga, Tennessee 37421

Book 4757 Page 948

IN WITNESS WHEREOF, this Certificate of Limited Partnership has been duly executed by the sole general partner this 23RD day of September, 1996.

GENERAL PARTNER:

CBL/GP VI, INC.

By:

Name:	JEFFERY V. CURRY
Title:	Assistant SECRETARY

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